                                                                   Exhibit 10.48

                               AMENDMENT NO. 1 TO
                               ------------------
               MANIFEST SYSTEM SERVICES AND CO-BRANDING AGREEMENT
               --------------------------------------------------

     This Amendment No. 1 ("Amendment No. 1") dated as of March 7, 2000 (the
                            ---------------
"Amendment Date"), is made to the Manifest Services and Co-Branding Agreement
---------------
(the "Agreement") dated as of April 27, 1999 between iShip.com, Inc., a
      ---------
Washington corporation (the "Company") and Mail Boxes Etc. USA, Inc., a
                             -------
California corporation ("MBE").
                         ---

     Terms used herein and not otherwise defined shall have the meaning originally ascribed to them in the Agreement.

                                   BACKGROUND

     WHEREAS, pursuant to a merger of a wholly owned subsidiary of Stamps.com Inc., a Delaware corporation ("Stamps.com") with and into the Company on March
                               ----------
7, 2000, the Company was acquired by Stamps.com and is now a wholly owned subsidiary of Stamps.com (the "Acquisition");
                               -----------

     WHEREAS, under the terms of the Agreement, the Company provides MBE and MBE Centers with an Internet-based shipping system service for use in manifesting and shipping customer packages, all subject to the terms and conditions of the Agreement;

     WHEREAS, the Agreement provides for payment of a fee at a per package rate;

     WHEREAS, the Agreement contains exclusivity provisions pursuant to which the Company will not enter into any agreement to provide services through non-carrier retail shipping locations with any party other than MBE, provided that the Company has the right to terminate the exclusivity provisions if MBE and the MBE Centers fail to meet certain targets for volume of packages shipped using the services provided by the Company or if MBE ceases to own a certain number of shares of Stamps.com common stock;

     WHEREAS, in connection with the services under the Agreement, the Company issued to MBE a warrant to purchase shares of Series B Preferred Stock of the Company (the "Warrant");
              -------

     WHEREAS, the parties desire to modify the fee and exclusivity arrangements in the Agreement and the terms of the Warrant (as attached hereto as Exhibit A)
                                                                     ---------
to reduce uncertainty in their respective rights and obligations under the existing terms of the Agreement and the Warrant; and

     WHEREAS, Section 18(a) of the Agreement provides that the parties may amend the Agreement by written consent.

     NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties agree as follows:

     1.  AMENDMENT TO THE AGREEMENT

         a. Section 3(d)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

               "(iii) The Company may, at its option, terminate the exclusivity provisions set forth in this Section 3(d) upon the occurrence of any of the following events: (A) if MBE and all MBE Centers together fail to ship at least [***]* packages manifested by the Service in any period
                        ---
         of three (3) full months, with measurement commencing on January 1, 2001 (other than any such failure which is directly caused by an event of force majeure (as set forth in Section 18(e)) or by the failure of the Service to operate in accordance with the Specifications or by the Company's breach of any of its obligations hereunder); or (B) MBE ceases to own at least 490,000 shares of common stock of Stamps.com, including shares that MBE has the right to acquire under the Warrant (all as adjusted for any stock split, stock dividend, recapitalization or similar transaction). For purposes of this Section 3(d)(iii), MBE shall be deemed to own Stamps.com shares pledged as collateral to secure bank loans to MBE or to MBE's corporate parent. Stamps.com understands that all such shares and the Warrant are currently so pledged."

          b. Section 8(a) of the Agreement is hereby amended by redesignating the existing text (following the heading "Basic Fee") as subsection (i) and by adding the following text to the end of the existing text:

          "Through December 31, 2000, the Company shall deem the payment by MBE of the "Service Fee" (as defined in subsection (ii) below) to be made in satisfaction of, and in substitution for, the Basic Fee, and the Company agrees that it shall not be entitled to receive (and shall not seek to collect) the Basic Fee during the "Service Fee Period" (as defined in subsection (ii) below), as and to the extent the Service Fee is paid."

          c. A new subsection (ii) shall be added to Section 8(a) of the Agreement, to read in its entirety as follows:

               "(ii) In consideration for the Service provided hereunder and the other obligations of the Company hereunder, the Company shall be entitled to receive from MBE a fixed monthly service fee of $500,000 (the "Service Fee") for the period of time commencing on the Amendment Date and ending on December 31, 2000 (the "Service Fee Period"). Such Service Fee will be due and payable without regard to the volume of packages shipped utilizing the Service and is in satisfaction of, and in substitution for, the Basic Fee during the Service Fee Period. Payment of the Service Fee shall be due and payable on or before the 20th day of each month during the Service Fee Period (i.e., March 20, April 20, etc.). MBE's obligations under this subsection (ii) shall be secured by the
----------------------------
     * Confidential treatment is requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

          Warrant, and, in the event that after any exercise of the Warrant the value of the unexercised portion of the Warrant ("Warrant Value") is less than the then-remaining unpaid balance of the [***]* aggregate
                                                              ---
          Service Fees payable over the course of the Service Fee Period, then MBE shall prepay that portion of the then-unpaid balance of such Service Fee by an amount sufficient to reduce such then-unpaid balance to an amount that is equal to or less than the Warrant Value."

          d. Section 17 of the Agreement is hereby amended and restated in full as follows:

               "17.  Warrant.  On the Effective Date, the Company shall issue
                     -------
          the Warrant to MBE, upon the terms and subject to the conditions set forth therein. On the Amendment Date, the Warrant (which was assumed by Stamps.com in connection with the closing of the Acquisition) shall be amended and restated in the form attached to Amendment No. 1 of the Agreement as Exhibit A."

          e. Notices under Section 18(i) of the Agreement should be sent to the Company c/o Stamps.com Inc., 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California, Attn: President (w/copy to Corporate Secretary), Facsimile
Number: 310/314-8523. Copies of notices should no longer be sent to Craig E. Sherman at Venture Law Group.

     2.  EFFECT ON THE AGREEMENT

     Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     3.  COUNTERPARTS

     This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]



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     * Confidential treatment is requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer to execute, this Amendment No. 1 as of the date first written above.


ISHIP.COM, INC.                              MAILBOXES ETC. USA, INC.

By:    /s/ John M. Payne                     By:    /s/ Thomas K. Herskowitz
    ------------------------------               -------------------------------
Name:  John M. Payne                         Name:  Thomas K. Herskowitz
      ----------------------------                 -----------------------------
Title: CEO                                   Title: EVP
       ---------------------------                  ----------------------------





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

                                   EXHIBIT A

                                    WARRANT












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